UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   July 7, 2008

MORNINGSTAR, INC.

(Exact name of registrant as specified in its charter)

Illinois	000-51280	36-3297908
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

	225 West Wacker Drive Chicago, Illinois	60606
	(Address of principal executive offices)	(Zip Code)

(312) 696-6000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.     Regulation FD Disclosure.

The following information is included in this Current Report on Form 8-K as a result of Morningstar, Inc.’s policy regarding public disclosure of corporate information. Answers to additional inquiries, if any, that comply with this policy are scheduled to become available on August 1, 2008.

Caution Concerning Forward-Looking Statements

This current report on Form 8-K contains forward-looking statements as that term is used in the Private Securities Litigation Reform Act of 1995. These statements are based on our current expectations about future events or future financial performance. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, and often contain words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue.” These statements involve known and unknown risks and uncertainties that may cause the events we discussed not to occur or to differ significantly from what we expected. For us, these risks and uncertainties include, among others, general industry conditions and competition; damage to our reputation resulting from claims made about possible conflicts of interest; liability for any losses that result from an actual or claimed breach of our fiduciary duties; legal, regulatory, or political issues related to our data center in China; the potential impact of market volatility on revenue from asset-based fees; a prolonged outage of our database and network facilities; challenges faced by our non-U.S. operations; and the availability of free or low-cost investment information. A more complete description of these risks and uncertainties can be found in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2007. If any of these risks and uncertainties materialize, our actual future results may vary significantly from what we projected. We do not undertake to update our forward-looking statements as a result of new information or future events.

Investor Questions and Answers: July 2008

We plan to make written responses available addressing investor questions about our business on the first Friday of every month. The following answers respond to selected questions received through July 3, 2008. We intend to answer as many questions as time allows, although we will not answer product support questions through this channel. We may wait to respond to a given question until the following month if we need more time to research the answer.

If you would like to submit a question, please send an e-mail to investors@morningstar.com, contact us via fax at 312-696-6009, or write to us at the following address:

Morningstar, Inc.
Investor Relations
225 West Wacker Drive
Chicago, IL 60606

Mutual Fund Data outside the United States

1.              Can you give us a little more detail on your competitive standing in fund data outside the US? With information on more than 85,000 funds outside the US, do you have the largest database? Can you estimate your market and types of customers for data outside the US?

We’ve significantly increased our fund data coverage outside of the United States over the past several years, and we stepped up this expansion with our March 2007 acquisition of the fund data business from Standard & Poor’s. Morningstar has a global database with competitive coverage in multiple regions, including Asia, Australia, Europe, Canada, and India. We’re in the process of developing our database coverage in the Middle East and Latin America.

While we don’t generally have open access to our competitors’ databases, we are confident that our database is very competitive with those of other global providers based on the client relationships we’ve developed. Our strongest competitors are often regionally or market focused databases concentrating on specific country coverage.

In 2007, about 40% of the $59 million total in Licensed Data revenue was from outside the United States. We don’t have an estimate for the potential size of this market, but we believe that most larger fund companies could be potential customers.

The types of customers we reach with our mutual fund data outside the United States are similar to our customers stateside and include fund companies, insurance companies, brokerage firms, retirement plan sponsors, consultants, and software companies. In addition, we provide data to numerous Web sites and other media companies outside the United States.

Morningstar Investment Conference

2.              The Morningstar Investment Conference continues to be a seminal event for fund companies, advisors, and the media each year. Obviously this pays significant dividends in terms of branding, customer interaction, and marketing. Is it essentially a break-even effort financially?

In looking at the direct costs associated with the conference, we’d describe it as better than a break-even effort. Although the conference isn’t one of our largest profit centers, we agree that it creates significant value for our company beyond its financial impact. We recently introduced investment conferences in additional locations such as London and Australia.

Revenue by Region

3.              Re: Revenue from CAD [Canadian dollar] operations: Can you direct me to where it breaks down Morningstar’s revenue by region?

We haven’t disclosed a breakdown of specific revenue amounts by geographic region. To give you a general idea of the relative size, Canada ranks as our third-largest region outside of the United States based on revenue for 2007, following Europe and Australia.

Dividend Policy

4.              I am considering purchasing stock in your company but have not been able to ascertain what your dividend or capital gain payout was for 2007 and 2008.  .. .  Thank you for your time and consideration.

Morningstar does not currently pay a dividend, and we did not make any dividend payouts in 2007 or so far in 2008. Part II, Item 5 of our annual report on Form 10-K includes more information about Morningstar’s dividend policy.

Mistaken Identity and Penny Stocks

5.              I am a Morningstar subscriber and participated in a Goldspring (GSPG) conference call on 6/10/2008. A gentleman also participating in the call identified himself as Don Phillips. I am wondering if Morningstar’s Phillips and this gentleman are one in the same? If so, this is a penny stock, does Morningstar have a preliminary position??

No, Morningstar’s Don Phillips was not a participant in this conference call.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORNINGSTAR, INC.

Date: July 7, 2008	By:	/s/ Scott Cooley
	Name:	Scott Cooley
	Title:	Chief Financial Officer